Exhibit 16.1

April 1, 2016

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:	Safco Investment Holding Corp.
Commission File Number: 000-50413

Commissioners:

We have read Item 4.01 of Form 8-K dated April 1, 2016, of Safco Investment Holding Corp. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC